Section 302 Certification for Group Chief Executive L Noel Quinn. certify that: I. I have reviewed this annual report on Form 20-F of I !SBC I loldings pie; 2. Based on my knowledge. this report docs not contain any untrue statement or a material fact or omit to state a material lact necessary to make the statements made. in light or the circumstances under "'·hid, such statements were made. not misleading with respect to the period covered by this report: J. Based on my knowledge. the linancial statcmi.!nls. and other financial information included in this report. fairly present in all material respects the financial condition. results or orerations and cash flows of the compa11y as of, and for. the rcriods presented in this report: 4. The company·s other certifying oniccr and I are responsible for establishing. and maintaining <lisdosure controls and procedures (as defined in Exchange Act Rules I 3a- 15(e) and 15d-l 5(e)) and internal control over financial rcpo11ing (as delined in Exchange /\ct Rules IJa-15( I') and I 5d- I 5( I)) l'or the company and have: a) Designed such disclosure controls and procedures. or caused such disclosure controls and procedures lo be designed under our supervision. to ensure that material information relating to the company. including its consolidated subsidiaries. is made known to us by others within those entities. particularly during the period in ,vhich this report is being prepared: b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision. to provide reasonable assurance regarding the reliability of' linancial reporting and the preparation or financial statements for external purposes in accordance with generally accepted accounting principles: c) E,·aluated the dTectivcncss or the compml) ·s disclosure controls and procedun.!s and presente<l in this report our conclusions about the effectiveness or the disclosure controls and procedures, as or the encl of' the period covered by this rerort based on such evaluation; and d) Disclosed in this report an) change in the company's internal control over financial repo11ing that occurre<l during the period covered by the annual report that has materially alfcctcd, or is reasonably likely to 1natcrially affect. the company's internal control over linancial reporting; ,uid 5. The company's other certiCying orlicer and l have disclosed. based on our most recent evaluation of internal control over financial reporting, to the company·s auditors anJ the audit committee or the company's boa.rd or directors (or persons performing the equivalent runctions):

a) /\II significant deficiencies and material weaknesses in the design or operation of internal control over linancial reporting which are reasonably likely to adversely affect the company's ability to record. process. summarize and report financial information: and h) Any fraud. whether or not material_ that involves management or other employees who have a significant role in the company·s internal control over linancial reporting. Dated: February22, 2023 Noel Quim1 Group Chief Executive /s/ Noel Quinn